EXHIBIT 99.1

Nanophase Reports 2019 Revenue

Solésence Performs Well, First Half 2020 Outlook Positive

ROMEOVILLE, Ill., March 31, 2020 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors, such as UV light and pollution, today reported financial results for the fourth quarter and fiscal year ended December 31, 2019.

“Nanophase and Solésence continue to move forward during this difficult time for all of us,” said Jess Jankowski, President and CEO of both companies. “We are taking necessary precautions to protect our employees, their families, and our community during this disruption, while continuing to manufacture products and ingredients within sectors that are part of our nation’s critical infrastructure.  We are both honored and proud to be able to contribute to our national public health, economic security, and safety through the materials we make for use in medical diagnostics.”

“Year-over-year, our Solésence business grew 35%. We expected stronger 2019 volume, but a good portion of sales were moved from Q42019 into Q12020.  Demand for our fully formulated products has grown, and we expect that to continue through the second quarter.  Given the current situation, we don’t have good enough visibility for the second half of 2020 yet to share our expectations for what full year 2020 results will look like.”

Twelve Months Ended December 31, 2019 Financial Highlights

  Revenue for fiscal year 2019 was $12.5 million, vs. $14.2 million reported during the same period of 2018.

  The net loss for fiscal year 2019 was $3.0 million, or a loss of $0.08 per share, compared to a net loss of $2.1 million, or $0.06 per share, for the comparable period of 2018.

  The Company finished the year with approximately $1.2 million in cash and cash equivalents; which included $0.5M from a short-term line of credit.

Fourth Quarter 2019 Financial Highlights

  Revenue for the fourth quarter was $2.4 million in 2019, vs. $3.2 million in 2018.

  The net loss for the quarter was $1.0 million in 2019, or $0.03 per share, compared to a net loss of $1.1 million, or $0.03 per share, for 2018.

Jankowski continued, “Late in 2019, we started to see some benefits from changes we’ve made to our organization to reduce costs and increase efficiency.  We will continue to be focused on improving cost and efficiency during 2020, while simultaneously driving growth in our core personal care businesses.  There have been, and will continue to be, startup challenges as we bring new products to market, however we have been gratified to see that we continue to meet these challenges, and reduce their impact on our bottom line, as our new products continue to gain market traction. We have seen no indication that our primary market drivers will change in the longer term.”

“Our top priorities are our people and their families, our neighbors, our customers, and contributing in any way that we can to help our nation in these difficult circumstances.”

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors, such as UV light and pollution, as well as providing solutions for industrial product applications. Using a platform of patented and proprietary integrated technologies, the Company creates products with unique performance attributes from two ISO 9001 and ISO 14001 registered facilities. Nanophase delivers commercial quantity and quality engineered materials both as ingredients, and as part of fully formulated products, in a variety of formats.

Forward-Looking Statements
This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 30, 2020. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

COMPANY CONTACT
Investor Relations
630-771-6708

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

	As of
	December 31,	December 31,
	2019	2018
ASSETS	(Unaudited)

Current assets:
Cash	$1,193,994	$1,345,492
Trade accounts receivable, less allowance for doubtful accounts of $9,000 on December 31, 2019 and 2018 respectively	970,472	828,417
Inventories, net	2,553,620	2,242,228
Prepaid expenses and other current assets	266,587	273,235
Total current assets	4,984,673	4,689,372

Equipment and leasehold improvements, net	2,255,158	1,864,881
Operating leases, Right of Use	2,118,883	-
Other assets, net	12,528	14,928
	$9,371,242	$6,569,181

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, bank	$500,000	$-
Line of credit, related party	223,871	832,272
Current portion of long-term debt, related party	500,000	-
Current portion of capital lease obligations	218,345	218,203
Current portion of operating lease obligations	356,949	-
Accounts payable	1,748,021	1,607,406
Current portion of deferred revenue	482,349	8,145
Accrued expenses	379,314	971,098
Total current liabilities	4,408,849	3,637,124

Long-term portion of capital lease obligations	287,660	506,006
Long-term portion of operating lease obligations	2,034,592	-
Long-term convertible loan, related party	829,721	-
Long-term portion of related party loan	-	500,000
Long-term deferred rent	-	343,867
Long-term portion of deferred revenue	92,750	-
Asset retirement obligation	206,221	198,184
Total long-term liabilities	3,450,944	1,548,057

Contingent liabilites
Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	-	-
Common stock, $.01 par value, 55,000,000 shares authorized; 38,136,792 and 33,911,792 shares issued and outstanding on December 31, 2019 and December 31, 2018, respectively	381,368	339,117
Additional paid-in capital	101,886,411	98,795,105
Accumulated deficit	(100,756,330)	(97,750,222)
Total stockholders' equity	1,511,449	1,384,000
	$9,371,242	$6,569,181

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Years ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue:
Product revenue, net	$2,055,067	$3,138,245	$11,852,011	$14,039,681
Other revenue	335,706	18,407	656,764	152,850
Net revenue	2,390,773	3,156,652	12,508,775	14,192,531

Operating expense:
Cost of revenue	2,053,674	2,738,511	9,893,117	10,902,561
Gross profit	337,099	418,141	2,615,658	3,289,970

Research and development expense	420,280	545,014	1,869,926	2,057,466
Selling, general and administrative expense	831,251	956,573	3,541,964	3,255,913
Income/(Loss) from operations	(914,432)	(1,083,446)	(2,796,232)	(2,023,409)
Interest income	-	-	-	-
Interest expense	(69,594)	(25,851)	(209,876)	(57,492)
Other, net	-	-	-	-
Income/(Loss) before provision for income taxes	(984,026)	(1,109,297)	(3,006,108)	(2,080,901)
Provision for income taxes	-	-	-	-
Net income/(loss)	$(984,026)	$(1,109,297)	$(3,006,108)	$(2,080,901)

Net income/(loss) per share- basic and diluted	$(0.03)	$(0.03)	$(0.08)	$(0.06)

Weighted average number of basic and diluted common shares outstanding	38,136,792	33,911,792	36,596,372	33,871,815

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Yeard ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue:
Product revenue, net	$2,055,067	$3,138,245	$11,852,011	$14,039,681
Other revenue	335,706	18,407	656,764	152,850
Net revenue	2,390,773	3,156,652	12,508,775	14,192,531

Operating expense:
Cost of revenue detail:
Depreciation	65,082	58,552	246,576	253,475
Non-Cash equity compensation	12,684	8,886	46,293	30,653
Other costs of revenue	1,975,908	2,671,073	9,600,248	10,618,433
Cost of revenue	2,053,674	2,738,511	9,893,117	10,902,561
Gross profit	337,099	418,141	2,615,658	3,289,970

Research and development expense detail:
Depreciation	11,022	11,139	47,721	40,318
Non-Cash equity compensation	15,804	14,453	58,000	53,216
Other research and development expense	393,454	519,422	1,764,205	1,963,932
Research and development expense	420,280	545,014	1,869,926	2,057,466

Selling, general and administrative expense detail:
Depreciation and amortization	2,473	12,479	18,421	27,786
Non-Cash equity compensation	34,408	34,750	137,822	120,492
Other selling, general and administrative expense	794,370	909,344	3,385,721	3,107,635
Selling, general and administrative expense	831,251	956,573	3,541,964	3,255,913
Income/(Loss) from operations	(914,432)	(1,083,446)	(2,796,232)	(2,023,409)
Interest income	-	-	-	-
Interest expense	(69,594)	(25,851)	(209,876)	(57,492)
Other, net	-	-	-	-
Income/(Loss) before provision for income taxes	(984,026)	(1,109,297)	(3,006,108)	(2,080,901)
Provision for income taxes	-	-	-	-
Net income/(loss)	$(984,026)	$(1,109,297)	$(3,006,108)	$(2,080,901)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	69,594	25,851	209,876	57,492
Addback Depreciation/Amortization	78,577	82,170	312,718	321,579
Addback Non-Cash Equity Compensation	62,896	58,089	242,115	204,361
Addback Other, net	-	-	-	-

Adjusted EBITDA	$(772,959)	$(943,187)	$(2,241,399)	$(1,497,469)